UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2021 (June 24, 2021)

OWL ROCK CORE INCOME CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01369	85-1187564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01        Other

June 1, 2021 Public Offering Price

In accordance with Owl Rock Core Income Corp.’s (the “Company”) share pricing policy, the Company intends to sell its shares on the first of each month at a net offering price that it believes reflects the net asset value per share at the end of the preceding month. The June 1, 2021 public offering price for each of the Company’s share classes is equal to such class’s net asset value per share as of May 31, 2021, plus applicable maximum upfront sales load.

	Net Asset Value	Maximum Offering Price
	(per share)	(per share)
Class S	$9.28	$9.60
Class D	$9.27	$9.41
Class I	$9.28	$9.28

Portfolio Update

As of May 31, 2021, the Company had debt investments in 42 portfolio companies with an aggregate par value of $302.0 million. As of May 31, 2021, based on par value, the Company’s portfolio consisted of 67.4% first lien debt investments, 27.9% second lien debt investments, 0.7% unsecured debt investments, and 4.0% equity investments. As of May 31, 2021, greater than 99.9% of the debt investments based on par value in the Company’s portfolio were at floating rates. The table below describes investments by industry composition based on par value, excluding equity investments, as of May 31, 2021.

Industry	Par	% of Par
Internet software and services	$76,608	25.4%
Consumer products	54,223	18.0%
Food and beverage	26,598	8.9%
Manufacturing	26,025	8.6%
Healthcare providers and services	20,024	6.6%
Infrastructure and environmental services	20,000	6.6%
Chemicals	10,209	3.4%
Aerospace and defense	10,000	3.3%
Automotive	10,000	3.3%
Household products	10,000	3.3%
Insurance	7,835	2.6%
Education	7,479	2.5%
Healthcare equipment and services	7,066	2.3%
Business services	5,147	1.7%
Healthcare technology	4,500	1.5%
Buildings and real estate	2,159	0.7%
Financial services	1,783	0.6%
Distribution	1,331	0.4%
Telecommunications	1,000	0.3%
Total	$301,987	100.0%

Past performance is not necessarily indicative of future performance, and there can be no assurance that the Company will achieve comparable investment results, or that any targeted returns will be met.

Statements contained herein that are not historical facts are based on current expectations, estimates, projections, opinions, and/or beliefs of the Company’s management. Such statements involve known and unknown risks, uncertainties, and other factors, and undue reliance should not be placed thereon.  Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of terms such as “may”, “will”, “should”, “expect”, “project”, “estimate”, “intend”, “continue”, “target”, or “believe” (or the negatives thereof) or other variations thereon or comparable terminology.  Due to various risks and uncertainties, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. As a result, investors should not rely on such forward-looking statements in making their investment decisions.

The estimates presented above are based on management’s preliminary determinations only and, consequently, the data set forth in our Form 10-Q or 10-K may differ from these estimates, and any such differences may be material. In addition, the information presented above does not include all of the information regarding the Company’s financial condition and results of operations that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above. The information presented above is based on management’s current expectations that involve substantial risk and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information. The Company assumes no duty to update these preliminary estimates except as required by law.

Neither KPMG LLP, the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed procedures with respect to the preliminary financial data contained herein. Accordingly, KPMG LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWL ROCK CORE INCOME CORP.

Dated: June 24, 2021	By:	/s/ Bryan Cole
Name: Bryan Cole
Title: Chief Financial Officer